As filed with the Securities and Exchange Commission
                  on August 9, 2000 Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              EXPRESS SCRIPTS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      43-1420563
State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                              13900 Riverport Drive
                        Maryland Heights, Missouri 63043
          (Address, including zip code, of principal executive offices)

               EXPRESS SCRIPTS, INC. 2000 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                            Thomas M. Boudreau, Esq.
              Senior Vice President, General Counsel and Secretary
                              Express Scripts, Inc.
             13900 Riverport Drive, Maryland Heights, Missouri 63043
                      (Name, address and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                     Proposed       Proposed
 Title of                             Maximum        maximum
securities        Amount             Offering       aggregate     Amount of
   to be           to be               Price        offering    registration
registered      registered         per share(1)     price(1)       fee(1)
-------------------------------------------------------------------------------

Class A Common
Stock, par
value $0.01
per share      2,000,000 shares(2)   $68.46875    $136,937,500     $36,151.50
===============================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low reported market prices of the Registrant's Class A Common Stock on August 8, 2000.

     (2) This Registration Statement includes 2,000,000 shares of Class A Common Stock, representing a portion of the additional shares as are issuable pursuant to automatic increase provisions, including an "evergreen" provision, and also covers such additional shares of Class A Common Stock as may be issuable pursuant to antidilution provisions of the Express Scripts, Inc. 2000 Long-Term Incentive Plan.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Express  Scripts,   Inc.  (the  "Company"  or  the   "registrant")   hereby
incorporates by reference into this Registration Statement the following documents of the registrant under File No. 000-20199:

         (a) Annual Report on Form 10-K for the year ended December 31, 1999.

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (c) Current Report on Form 8-K dated February 2, 2000, and filed February 10, 2000; Current Report on Form 8-K dated February 10, 2000, and filed February 10, 2000; Current Report on Form 8-K dated March 2, 2000 and filed March 3, 2000; Current Report on Form 8-K dated April 21, 2000, and filed April 24, 2000; Current Report on Form 8-K, dated June 22, 2000 and filed June 23, 2000; Current Report on Form 8-K, dated July 20, 2000, and filed July 21, 2000.

         (d) The description of the Class A Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A filed May 12, 1992, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Thomas M. Boudreau, Esq., whose opinion is contained in Exhibit 5.1, owned, as of August 9, 2000, 6,680 shares of the Class A Common Stock, options to purchase 87,300 shares of Class A Common Stock, and 270 phantom stock units convertible into shares of Class A Common Stock under the Company's Executive Deferred Compensation Plan.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b)(7) of the General Corporation Law of Delaware (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. Article Eight of the Company's Certificate of Incorporation provides that no director shall have any personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, provided that such provision does not limit or eliminate the liability of any director (i) for breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock repurchases) or
(iv) for any transaction from which such director derived an improper personal benefit.

     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Article Seven of the Company's Certificate of Incorporation entitles officers and directors of the Company to indemnification to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time.

     New York Life Insurance Company ("New York Life") maintains Directors and Officers/Corporate Reimbursement ("D&O") insurance covering directors and officers of New York Life and its subsidiaries, including the Company, and certain other entities for certain expenses and liabilities of such directors and officers while acting in their capacity as such. Such D&O insurance also covers directors and officers of the Company while New York Life, directly or indirectly, maintains voting control of the Company. The Company also maintains excess D&O coverage for certain expenses and liabilities of the Company and its directors and officers while acting in their capacity as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is being asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, State of Missouri, on August 9, 2000.

                     EXPRESS SCRIPTS, INC.



                     By:      /s/ Barrett A. Toan
                              --------------------------------------------------
                              Barrett A. Toan, President
                              and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Barrett A. Toan, George Paz, Thomas M. Boudreau and Keith J. Ebling, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




 Name                             Title                                 Date


/s/ Barrett A. Toan        President, Chief Executive           August 9, 2000
------------------------   Officer and Director
  Barrett A. Toan

/s/ George Paz             Senior Vice President and Chief      August 9, 2000
------------------------   Financial Officer (Principal
  George Paz               Financial Officer)

/s/ Joseph W. Plum         Vice President and Chief             August 9, 2000
------------------------   Accounting Officer (Principal)
  Joseph W. Plum           Accounting Officer)

/s/ Howard I. Atkins       Director                             August 9, 2000
------------------------
  Howard I. Atkins

/s/ Stuart L. Bascomb      Director                             August 9, 2000
------------------------
  Stuart L. Bascomb

/s/ Gary G. Benanav        Director                             August 9, 2000
------------------------
  Gary G. Benanav

/s/ Frank J. Borelli       Director                             August 9, 2000
------------------------
  Frank J. Borelli

                           Director                             August 9, 2000
------------------------
  Judith E. Campbell


/s/ Barbara B. Hill        Director                             August 9, 2000
------------------------
  Barbara B. Hill


/s/Richard M. Kernan, Jr.  Director                             August 9, 2000
-------------------------
  Richard M. Kernan, Jr.

                           Director                             August 9, 2000
-------------------------
  Richard A. Norling

/s/ Frederick J. Sievert   Director                             August 9, 2000
-------------------------
  Frederick J. Sievert

/s/ Stephen N. Steinig     Director                             August 9, 2000
-------------------------
  Stephen N. Steinig

/s/ Seymour Sternberg      Director                             August 9, 2000
-------------------------
  Seymour Sternberg

/s/ Howard L. Waltman      Director                             August 9, 2000
-------------------------
  Howard L. Waltman

/s/ Gary E. Wendlant       Director                             August 9, 2000
-------------------------
  Gary E. Wendlant

/s/ Norman Zachary         Director                             August 9, 2000
-------------------------
  Norman Zachary

                              EXPRESS SCRIPTS, INC.

                                  EXHIBIT INDEX
Exhibit

Number                        Description

 4.1     Certificate  of  Incorporation,   as  amended,   incorporated  by
         reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 1999

 4.2     Second Amended and Restated Bylaws,  incorporated by reference to
         Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 1998

 4.3     Express Scripts, Inc. 2000 Long-Term Incentive Plan

 5.1 Opinion of Thomas M. Boudreau, Esq., Senior Vice President, General Counsel and Secretary of the Company

23.1     Consent of Price WaterhouseCoopers LLP

23.2     Consent of Thomas M. Boudreau, Esq. (included in Exhibit 5.1)

24.1     Power of Attorney (included in Signature Page)